Exhibit 4.01

Corporation organized under the laws of the State of Delaware
Number		Shares
XX		XXX

MERCADOLIBRE, INC.

See Reverse for

Certain Definitions

This is to Certify that           SPECIMEN           is the owner of                                                                                            (*                                         *) non-assessable shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

Witness, the seal of the Corporation and the signatures of its duly authorized officers.

Dated

/s/ Marcos Galperin	/s/ Nicolás Szekasy
President	Acting Secretary and Chief Financial Officer
Marcos Galperin	Nicolás Szekasy

The following abbreviations, when used in the Inscription on the face of this certificate, shall be constructed as though they were written out in full according to applicable laws or regulations:

TEN COM	- as tenants in common	UNIF TRANSFERS MIN ACT-			Custodian
TEN ENT	- as tenants by the entireties			(Cust)		(Minor)
JT TEN	- as joint tenants with right of	Under Uniform Transfers to Minors
	survivorship and not as tenants	Act
	in common		State
Additional abbreviations may also be used though not in the above list

For value received                                          hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE ASSIGNEE)

                                                                                                                                                                                                                  Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint                                                                                                        Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated
In presence of